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                                                                  EXHIBIT (23)-5

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts"; and to the use of our report dated June 11, 1998 with respect to the consolidated financial statements of Commercial Bancshares of Roanoke, Inc. and Subsidiaries included in the Proxy Statement of The Banc Corporation that is made a part of the Registration Statement (Amendment No. 3 to Form S-4 No. 333-58493) and the Prospectus of The Banc Corporation.


Birmingham, Alabama
October 7, 1998

                                  /s/ Dudley, Hopton-Jones, Sims & Freeman PLLP

                                      Dudley, Hopton-Jones, Sims & Freeman PLLP